Exhibit 10.12

Amendment to the
Commercial Lease

between:	IBM Immobilien GbR
Gaisbergstrasse 21
94469 Deggendorf, Germany
- Landlord -

and	congatec AG
Auwiesenstrasse 5
94469 Deggendorf, Germany
- Tenant -

For the following building:  Auwiesenstrasse 5, 94469 Deggendorf, Germany

As an amendment to the Commercial Lease dated 12/31/2004 including modifications/amendments thereof dated 12/31/2004, 12/28/2006, 01/01/2009, 01/20/2009 and 12/15/2012, the following Amendment shall be agreed:

To Art. 1 Object of lease

From 07/01/2014-or-after when the works are completed, the newly built offices on the first floor (commercial units: 3, 3a, 5, 6) shall be rented additionally.

To Art. 2 Rental period

The Commercial Lease for the whole building shall be continued for 10 years until 01/01/2025.

To Art. 3 Rental payment

[handwritten: completion of works]

From 07/01/2014, the following rental payment shall be agreed:

Item	Rented space / description	m2	Rent/m2	Total rent	Total
1	Second floor- Commercial unit 1 part 1	616.07	7.50 €	4,620.53 €
2	Second floor- Commercial unit 1 part 2	283.43	7.50 €	2,125.73 €
3	First floor- Commercial unit 1 part 3	73.37	6.50 €	476.91 €
4	First floor- Commercial unit 1 part 4	62.29	7.50 €	467.18 €
	Total commercial unit 1	1035.16		7,690.33 €	7,690.33 €

5	First floor- Commercial unit 2	155.17	4.00 €	620.68 €	620.68 €

6	First floor- Commercial unit 3	50.76	7.50 €
7	First floor- Commercial unit 3a	171.1	7.50 €
8	First floor- Commercial unit 5	358.3	7.50 €
9	First floor- Commercial unit 6	251.8	7.50 €
	Total commercial units 3-6	831.96	7.50 €	6,239.70 €	6,239.70 €

10	Underground parking garage - Lump sum rent			1,000.00 €	1,000.00 €
	Total spaces	2022.29
	Net rent				15,550.71 €
	Monthly operating costs installment				1,700.00 €
	Total net payment				17,250.71 €
	19% VAT				3,277.63 €
	Monthly gross payment				20,528.34 €

The enclosed updated calculation of areas and a floor plan form part of this Amendment.

To Art. 4 - Additional property expenses

From 07/01/2014 or after when the works are completed, the advance payment for operating costs including heating expenses shall amount to: 1,700.—€/ month plus VAT

All other provisions of the Commercial Lease dated 12/31/2004 and its Amendments shall remain unaffected.

Deggendorf, 4/1/2014

/s/ Heinz Iglhaut	/s/ Gerhard Edi

IM Immobilien GbR	congatec AG

- Landlord — Heinz Iglhaut	Tenant — Gerhard Edi